Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 4 to Form F-1, of our report dated April 14, 2025, relating to the consolidated financial statements of Green Solar Energy Limited and its subsidiary.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC Singapore

September 18, 2025